UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No. )

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ALERE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by Alere Inc. on April 28, 2016.

ALERE OBTAINS REQUISITE LENDER APPROVAL FOR EXTENSION TO FILE FORM 10-K;
ANNOUNCES CERTAIN DEVELOPMENTS RELATING TO THE PENDING MERGER TRANSACTION WITH ABBOTT LABORATORIES

WALTHAM, Mass., April 28, 2016 -- Alere Inc. (NYSE: ALR) today announced that it recently obtained the requisite lender approval under its credit facility for an extension to file its Annual Report on Form 10-K for the period ending December 31, 2015.  Details of the extension and other terms of the agreement are included in an amendment to Alere’s credit facility, which Alere filed with the Securities Exchange Commission as an exhibit to a Current Report on Form 8-K.  Alere continues to work diligently, with the assistance of its independent auditors, to conclude its accounting review and file its Form 10-K as soon as practicable.  Alere expects to file the proxy statement required for Alere’s Special Meeting of Stockholders to approve the pending merger transaction with Abbott Laboratories, as well as report its first quarter 2016 financial results, shortly after the filing of Alere’s Form 10-K.

The Company today also announced certain developments relating to the pending merger transaction with Abbott.  In recent discussions between the parties, Abbott informed Alere that it has serious concerns about, among other things, the accuracy of various representations, warranties and covenants made by Alere in the parties’ merger agreement.  Abbott indicated that these concerns relate to the delay in filing the 2015 Form 10‑K and governmental investigations previously announced by Alere.  Abbott has requested information from Alere about these and other matters, citing contractual rights to receive information under the merger agreement.

In the initial meeting in which Abbott expressed its concerns to Alere, as part of a discussion about potential paths forward, Abbott requested that Alere agree to terminate the merger agreement in return for a payment by Abbott to Alere in the range of between $30 and $50 million in respect of Alere’s transaction expenses.  Alere’s Board of Directors promptly rejected that request.

In these recent discussions, Abbott affirmed its commitment to abide by its obligations under the merger agreement.  In this regard, Alere was pleased with the statements in Abbott’s press release this morning that it had arranged committed financing for its acquisition of Alere.  Alere likewise affirmed its commitment to abide by its obligations under the merger agreement.

Alere further stated that it is completely confident that there is no basis for a termination of the merger agreement and that the merger will be consummated in accordance with its terms.

Cravath, Swaine & Moore and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as legal counsel to Alere and JP Morgan Securities LLC is serving as financial advisor.

About Alere
Headquartered in Waltham, Mass., Alere is the global leader in point of care diagnostics with annual sales of $2.5 billion. Alere delivered more than 1.4 billion tests at the point of care in 2015. Its fast, easy-to-use and cost-effective tests are focused on the areas of infectious disease, molecular, cardiometabolic and toxicology. In addition to tests for infections such as HIV, tuberculosis, malaria and dengue that can benefit people in remote care settings, Alere develops simple, rapid tests, including Alere i, the first molecular CLIA-waived test for flu and strep, that delivers results in under 15 minutes.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Alere by Abbott. In connection with the proposed acquisition, Alere intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including Alere’s proxy statement in preliminary and definitive form. Stockholders of Alere are urged to read all relevant documents filed with the SEC, including Alere’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Alere at http://www.alere.com/en/home/investor-relations/sec-filings-and-financials.html or by directing a request to Juliet Cunningham, Vice President, Alere Investor Relations at 858-805-2232 or ir@alere.com.

Participants in the Solicitation
Alere and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Alere in favor of the proposed transaction. Information about Alere’s directors and executive officers is set forth in Alere’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on June 12, 2015, and its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014, which was filed with the SEC on March 5, 2015, as amended on April 30, 2015, May 28, 2015 and November 13, 2015. Information concerning the interests of Alere's participants in the solicitation, which may, in some cases, be different than those of Alere's stockholders generally, is set forth in the materials filed by Alere with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) the risk that the proposed merger with Abbott may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Abbott by Alere’s stockholders; (iii) the possibility that competing offers or acquisition proposals for Alere will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require Alere to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on Alere’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from Alere’s ongoing business operations; (viii) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability, (ix) the risk that Alere’s previously announced analysis of revenue recognition is not completed in a timely manner, (x) the risk that a failure by Alere to file its Form 10-K for the fiscal year ended December 31, 2015 in a timely manner could lead to the acceleration of the maturity of certain of Alere’s indebtedness, (xi) the possibility that the analysis of revenue recognition uncovers an error or errors in revenue recognition which require adjustment which may be material, or material weaknesses in the Company’s internal controls over financial reporting, (xii) risks relating to the ongoing investigations by the SEC and the United States Department of Justice, (xiii) the risk that these or other risk factors impact the expected timing of the filing of the Form 10-K for the fiscal year ended December 31, 2015, and (xiv) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014 (as filed with the Securities and Exchange Commission on March 5, 2015, as amended on April 30, 2015, May 28, 2015 and November 13, 2015) and other risk factors identified herein or from time to time in our periodic filings with the Securities and Exchange Commission. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Investor Relations
Juliet Cunningham
Vice President, Investor Relations
ir@alere.com
858.805.2232

Media Contact
Joele Frank, Wilkinson Brimmer Katcher
Dan Katcher / Kelly Sullivan
212-355-4449